Exhibit 10.11

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) dated as of October 1, 2026 is between La Rosa Holdings Corp., a Nevada corporation (the “Company”), and Nicholas Adler, an individual (the “Executive”). Each of the Company and Executive are a “party” to this Agreement, and together, they are the “parties” hereto.

WITNESSETH:

A. The Company desires to hire the Executive as a Chief Executive Officer and interim Chief Financial Officer and the Executive desires to accept such employment.

B. The Company and the Executive desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment, and this Agreement is intended by the parties to supersede all previous understandings, whether written or oral, concerning such employment.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Employment. As of October 1, 2026 (the “Effective Date”), the Company shall employ the Executive as the Chief Executive Officer and interim Chief Financial Officer of the Company and the Executive shall accept such employment and this Agreement shall become effective subject to the terms and conditions hereof. During the Term (as defined below) of this Agreement, the Executive shall be responsible for the performance of those duties consistent with the Executive’s position as Chief Executive Officer and interim Chief Financial Officer of a company whose stock is listed on the Nasdaq Stock Market, and as directed by the Board of Directors of the Company (the “Board”). The Executive shall report directly to the Board. The Executive shall perform and discharge faithfully, diligently, and to the best of the Executive’s ability, the Executive’s duties and responsibilities hereunder and under the Bylaws of the Company. Additionally, the Executive shall perform services and hold positions at other Affiliates (as defined in Section 5) as may be directed by the Board. Without limiting the generality of the foregoing, the Executive shall not, without the prior written approval of the Board, render services of a business or commercial nature on his own behalf or on behalf of any person, firm, or corporation, for compensation or otherwise, during his employment hereunder.

2. Location. The Executive shall work out of the Company’s office in Celebration, Florida, and travel as reasonably required by the Executive’s job duties.

3. Term. The term of the Executive’s employment hereunder (the “Term”) shall commence on the Effective Date and shall continue until December 31, 2027, and shall be automatically extended thereafter, upon the same terms and conditions, for successive periods of one (1) year, unless and until either Party provides written notice of its intention not to extend the term of the Agreement at least 45 days prior to the applicable renewal date.

4. Compensation: Benefits.

(a) Salary. During the Term of this Agreement, the Company agrees to pay the Executive an annual salary of $300,000.00 (the “Salary”). The Salary shall be payable in accordance with the Company’s regular payroll schedule and will be subject to payroll taxes and other customary payroll deductions.

(b) Bonuses. The Compensation Committee may, in its sole discretion, award bonuses to the Executive from time to time, in such amounts and on such terms as they determine. No bonus is guaranteed. The Executive must be employed by the Company on the date of payment of any such bonus.

(c) Equity Awards. The Executive may be entitled to receive equity incentive awards inside or outside of any established equity plan in the amounts, within the timeframes and under the terms set by the Compensation Committee in its sole discretion.

(d) Employee Benefits. During the Term, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”) on a basis that is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or terminate any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

(e) Vacation Time. During the Term, the Executive shall be entitled to 5 weeks’ vacation time during each calendar year, subject to the existing policies of the Company, if any, for similarly situated employees of the Company.

(f) Expenses. The Executive shall be entitled to reimbursement for all reasonable, documented and approved out-of-pocket business, entertainment, and travel expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures, as approved by the Board and as amended and in effect from time to time. Should expenses exceed $5,000 for any month or $60,000 for any calendar year, the Executive shall promptly inform the Board, and the Executive and the Board may thereafter agree to limitations on the reimbursement of further expenses beyond the foregoing thresholds for the remainder of the month and/or calendar year, as applicable.

(g) Indemnification. The Company shall indemnify and hold the Executive harmless to the maximum extent permitted under applicable law and the Company’s Articles of Incorporation and Bylaws, each as in effect from time to time, for acts and omissions in the Executive’s capacity as an officer, director, or employee of the Company.

5. Extent of Service. The Executive shall work for the Company on a full-time basis and agrees to devote his business time, loyalty, attention, skill and efforts to the faithful performance and discharge of his duties and responsibilities as Chief Executive Officer and interim Chief Financial Officer of the Company in conformity with professional standards and in a manner consistent with the obligations imposed under applicable law. The Executive shall promote the interests of the Company and each other company or other organization which is controlled directly or indirectly by the Company (each an “Affiliate” and collectively the “Affiliates”) in carrying out the Executive’s duties and responsibilities.

6. Covenants Regarding Confidential Information and Other Matters. All payments and benefits to the Executive under the Agreement shall be subject to Executive’s compliance with the provisions of this Section 6. For purposes of this Section 6, the term “Company” shall mean, La Rosa Holdings Corp. and any direct or indirect wholly or majority owned subsidiary or Affiliate of the Company.

(a) Confidential Information: Inventions. (i) The Executive shall not disclose or use at any time, either during the Term of this Agreement or thereafter, any Confidential Information (as defined below) of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive’s performance in good faith of duties for the Company. The Executive will take all appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft. The Executive shall deliver to the Company at the end of the Term, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer memory devices and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company which the Executive may then possess or have under his control. Notwithstanding the foregoing, the Executive may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought, and shall assist the Company and such counsel in resisting or otherwise responding to such process.

(ii) As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company, the Company’s subsidiaries and/or Affiliates, in connection with their business, including, but not limited to, information, observations and data obtained by the Executive while employed by the Company or any predecessors thereof, the Company’s subsidiaries and/or Affiliates (including those obtained prior to the Effective Date) concerning: (i) the business or affairs of the Company (or its predecessors) and/or its subsidiaries and Affiliates, (ii) products or services, (iii) fees, costs and pricing structures, (iv) business strategy and contemplated or planned transactions, (v) designs, (vi) analyses, (vii) drawings, photographs and reports, (viii) computer software, including operating systems, applications and program listings, (ix) flow charts, manuals and documentation, (x) data bases, (xi) accounting and business methods, (xii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xiii) customers and clients and customer or client lists, (xiv) other copyrightable works, (xv) all production methods, processes, technology and trade secrets, and (xvi) all similar and related information in whatever form.

The Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Confidential Information shall not include any information that has been published (other than through a disclosure by the Executive in breach of this Agreement) in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

(iii) As used in this Agreement, the term “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable, copyrightable, registerable as a trademark, reduced to writing, or otherwise) which relates to the Company’s, its subsidiaries and/or Affiliates actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether or not during usual business hours, whether or not by the use of the facilities of the Company, and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the Effective Date) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing. All Work Product that the Executive may have discovered, invented or originated during his employment by the Company, its subsidiaries and/or Affiliates, prior to the Effective Date, or that he may discover, invent or originate during the Term, shall be the exclusive property of the Company, as applicable, and the Executive hereby assigns all of the Executive’s right, title and interest in and to such Work Product to the Company, including all intellectual property rights therein. Executive shall promptly disclose all Work Product to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its rights therein, and shall assist the Company, at the Company’s expense, in obtaining, defending and enforcing the Company’s rights therein. The Executive hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company to protect or perfect the Company’s rights to any Work Product.

(b) Restriction on Competition. The Executive agrees that if the Executive were to become employed by, or substantially involved in, the Competing Business (as defined below) during the Restricted Period (defined below), it would be very difficult for the Executive not to rely on or use the Company’s trade secrets and Confidential Information. Thus, to avoid the inevitable disclosure of the Company’s trade secrets and Confidential Information, and to protect such trade secrets and Confidential Information and the Company’s relationships and goodwill with customers, during the Restricted Period, the Executive will not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an executive, officer, director, manager, partner, consultant, agent, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, engage or otherwise become involved in a Competing Business (as defined below) in any country in which the Company conducted business during the Term; provided, however, that the provisions of this Section 6(b) shall apply solely to those activities of a Competing Business which are congruent with those activities with which the Executive was personally involved or for which the Executive was responsible while employed by the Company or its subsidiaries during the twelve (12) month period preceding termination of the Executive’s employment. “Competing Business” means a business or enterprise (other than the Company or its subsidiaries) engaged in the residential and commercial real estate brokerage, franchising, real estate brokerage educational and coaching, and property management, and any other business directly competing with the business of the Company as currently conducted or otherwise conducted by the Company during the Term.

(c) Non-Solicitation of Clients by Executive. The Executive agrees that for so long as the Executive is employed by the Company and continuing for two (2) years thereafter (such period is referred to as the “Restricted Period”) the Executive shall not solicit or attempt to solicit the business of any customers or clients of the Company, its subsidiaries and/or Affiliates with respect to services that the Company, its subsidiaries and/or Affiliates perform for such customers or clients regardless of how or when the Executive first obtained business from or provided services to such customers or clients.

(d) Non-Solicitation of Employees. Executive agrees that during the Restricted Period not to directly or indirectly, by sole action or in concert with others, induce or influence, or seek to induce or influence any person who is currently engaged by the Company at the time of the termination of Executive’s employment as an employee, agent, independent contractor, or otherwise to leave the employ of the Company or any successor or assign, or to hire any such person.

(e) Non-Disparagement. During the Executive’s employment with the Company and at any time thereafter, the Executive shall not, directly or indirectly, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company, or any of their respective officers, directors, employees, customers or agents or any products or services offered by any of them, nor shall the Executive engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of any of them.

(f) Understanding of Covenants. (i) The Executive acknowledges that, in the course of his employment with the Company, he has become familiar, or will become familiar, with the Company’s trade secrets and with other Confidential Information concerning the Company and that his services have been and will be of special, unique and extraordinary value to the Company. The Executive agrees that the foregoing covenants set forth in this Section 6 (together, the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s trade secrets and other Confidential Information, good will, stable workforce, and customer relations.

(ii)  Without limiting the generality of the Executive’s agreement in the preceding paragraph, the Executive (A) represents that he is familiar with and has carefully considered the Restrictive Covenants, (B) represents that he is fully aware of his obligations hereunder, (C) agrees to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Restrictive Covenants, (D) agrees that the Company currently conducts business throughout the United States and in certain foreign countries, and (E) agrees that the Restrictive Covenants will continue in effect for the applicable periods set forth above in this Section 6 regardless of whether the Executive is then entitled to receive any benefits from the Company. The Executive understands that the Restrictive Covenants may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living. The Executive agrees that the Restrictive Covenants do not confer a benefit upon the Company disproportionate to the detriment of the Executive.

(g) Remedies for Breach of Covenants. (i) In the event that a Restrictive Covenant shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the Restrictive Covenants, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Section 6 shall not be affected thereby.

(ii) The Executive acknowledges and agrees that any threatened breach or breach of the Restrictive Covenants will cause irreparable harm to the Company, that monetary damages for such threatened breach or breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, and the Company shall be entitled to seek equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy the Company may have hereunder or at law or equity.

(h) Rule 21F-17. For the avoidance of doubt, notwithstanding any other provision in this Agreement, and consistent with Rule 21F-17 of the Securities Exchange Act of 1934, any confidentiality and non-disclosure provisions in this Agreement do not prohibit or restrict Executive (or Executive’s attorney) from: initiating communications directly with, or responding to any inquiry from, or providing testimony before, the U.S. Securities and Exchange Commission, NASD/FINRA, any other self-regulatory organization, any other state or federal regulatory authority or pursuant to court or administrative proceedings.  In broadest terms, nothing herein is intended to impede any governmental investigation, Executive’s ability to report potential violations of the federal and state securities laws or Executive’s participation in any whistleblower rewards program.

(i) Survival. This Section 6 shall survive the termination of Executive’s employment or any expiration or termination of this Agreement.

7. Termination. Except for the automatic termination of employment upon the Executive’s death, this Agreement and the employment of the Executive may be terminated by either the Company or the Executive at any time and for any reason or for no particular reason upon at least forty-five (45) days’ advance written notice (the “Advance Notice”), subject to the terms and conditions set forth below.

(a) Death or Disability. This Agreement and the employment of the Executive shall terminate upon the death of Executive or the determination by the Board, after reasonable accommodation that the Executive has a Disability. “Disability” means a physical or mental injury, infirmity, impairment or incapacity, which as reasonably determined by the Board, prevents the Executive from performing the material duties of the Executive’s position for a period of either (x) ninety one (91) days or more in any one hundred twenty (120) consecutive day period or (y) one hundred eighty (180) days or more in any twelve (12) month period. Executive shall cooperate in all respects with the Company if a question arises as to whether Executive has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company and authorizing such medical doctors and other health care specialists to discuss Executive’s condition with the Company).

(b) Termination by the Company. The Executive acknowledges that his employment by the Company is “at will.” This Agreement and the employment of the Executive shall terminate at the election of the Company, with or without Cause (as defined below), upon delivery of an Advance Notice in accordance with subsection (e) below. “Cause” means for purposes of this Section 7 any of the following acts or circumstances involving the Executive: (i) continued willful failure, as determined in the reasonable good faith discretion of the Board, to perform the Executive’s assigned duties or responsibilities as directed or assigned by the Board (other than due to death or Disability) after written notice thereof from the Board describing in reasonable detail the failure to perform and providing to Executive ten (10) business days to cure such alleged failure; (ii) being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude, dishonesty or fraud against the Company, its subsidiaries, or its Affiliates; (iii) embezzlement, misappropriation, or fraud by the Executive, whether or not related to the Executive’s employment with the Company; (iv) intentional damage to the Company’s assets or reputation caused by the Executive; (v) breach by Executive of Sections 6 or 10(a)(iv) of this Agreement; (vi) intentional engagement by the Executive in any competitive activity which would constitute a breach of the Executive’s duty of loyalty to the Company; (vii) willful conduct by the Executive that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (viii) the occurrence of an event of default or material breach under the Company’s material agreements, including any secured debt agreements or the terms of its preferred stock, that remains uncured for a period of ten (10) days. For purposes of this provision, none of the Executive’s acts or failures to act shall be considered “willful” unless the Executive acts, or fails to act, in bad faith or without reasonable belief that the action or failure to act was in the best interests of the Company. The Executive’s actions or failures to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the best interests of the Company. Except for a failure, breach, or refusal that, by its nature, cannot reasonably be expected to be cured, the Executive shall have ten (10) business days from the delivery of written notice by the Company within which to cure any acts constituting Cause. Failure to meet performance standards or objectives, by itself, does not constitute Cause. No finding of Cause shall be effective unless and until the Board votes to terminate the Executive’s employment for Cause at a Board’s meeting or by unanimous written consent.

(c) Termination by the Executive. (i) This Agreement and the employment of Executive shall terminate at the election of Executive, with or without Good Reason (as defined below), upon delivery of an Advance Notice in accordance with subsection (e) below; provided that if the termination is with Good Reason, it shall remain subject to the timing provisions set forth in the definition of Good Reason.

(d) “Good Reason” means (i) any material breach by the Company of any material provision of this Agreement; or (ii) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law. To terminate for Good Reason, the Executive must provide written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such grounds, and the Company must have at least thirty (30) days from the date on which such notice is provided to cure such circumstances. If the Executive does not terminate the Executive’s employment for Good Reason within thirty (30) days after the first occurrence of the applicable grounds, then the Executive will be deemed to have waived the Executive’s right to terminate for Good Reason with respect to such grounds; provided, however, that the Executive shall actually terminate the Executive’s employment within thirty (30) days following the expiration of the Company’s cure period if the Company has not cured.

(e) Notice of Termination. Any termination of the Executive’s employment hereunder by the Company or by the Executive during the Term (other than termination pursuant to Section 7(a) on account of the Executive’s death) shall be communicated by written notice of termination (the “Notice of Termination”) to the other party hereto in accordance with Section 13. The Notice of Termination shall specify: (a) the termination provision of this Agreement relied upon; (b) to the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated; and (c) the applicable date of termination, which shall be no less than forty-five (45) days following the date on which the Notice of Termination is delivered.

8. Effect of Termination.

(a) All Terminations. If the Executive’s employment is terminated under any circumstances, the Company’s obligations under this Agreement shall immediately cease and the Executive shall only be entitled to receive: (i) the Salary that has accrued and is unpaid and to which Executive is entitled as of the effective date of such termination and to the extent consistent with general Company’s policy, to be paid in accordance with the Company’s established payroll procedure and applicable law but no later than the next regularly scheduled pay period; (ii) unreimbursed business expenses for which expenses the Executive has timely submitted appropriate documentation; (iii) any bonus earned and approved by the Board or the Compensation Committee but not yet paid; (iv) any amounts or benefits to which the Executive is then entitled under the terms of the benefit plans then-sponsored by the Company in accordance with their terms (and not accelerated to the extent acceleration does not satisfy Section 409A of the Internal Revenue Code of 1986, as amended,) (the payments described in this Section 8(a), the “Accrued Obligations”), and (v) any other payments required by applicable law.

(b) Release. As a condition of the Executive or his estate, as applicable, being entitled to and receiving the Accrued Obligations, Executive (or such Executive’s executor, heirs or representative(s), as applicable, in the event of termination due to death or due to permanent Disability involving incapacity) shall timely deliver to the Company, and not revoke, a general release of claims in favor of the Company (and its Affiliates and related persons) in form and substance reasonably satisfactory to the Board, including, but not limited to, a reaffirmation of Executive’s continuing obligations under Section 6 of this Agreement and Executive’s cooperation obligations described in Section 21 of this Agreement, but not expanding Executive’s then-existing restrictive covenants or imposing restrictive covenant obligations on the Executive that do not then exist. For purposes of this Section 8(b), the “Release Execution and Rescission Period” shall consist of the twenty-one (21) days following termination within which the Executive may execute the release (or forty-five (45) days if the Executive’s termination is in connection with a program subject to the Older Workers Benefit Protection Act), plus an additional seven (7) day rescission period. Any payments payable upon termination of this Agreement shall be made no later than one week after the end of the Release Execution and Rescission Period.

9. Withholding of Taxes and Clawback Provisions. The Company may withhold from any benefits payable under the Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling. Any amounts payable and equity awards under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Board providing for clawback or recovery of amounts that were paid to the Executive. The Compensation Committee will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

10. Executive’s Representations and Understandings.

(a) the Executive represents and warrants to the Company that: (i) the Executive is free to enter into this Agreement; (ii) this Agreement and the Executive’s obligations hereunder do not violate the terms of any other agreement to which Executive is a party or by which the Executive is bound; (iii) Executive is not subject to any confidentiality agreement, non-competition agreement, non-solicitation agreement or any other similar agreement that restricts Executive’s ability to perform the services for the Company for which Executive was hired; and (iv) other than as has been expressly disclosed to the Company by Executive, Executive has not been: (1) arrested or indicted for a felony crime, a misdemeanor crime involving fraud, dishonesty or illegal drug possession; (2) the subject of a formal complaint filed by a co-worker with a former employer involving sexual harassment or other abusive behavior; or (3) during the last ten (10) years been involved as the subject of any of the events described in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended. The Executive understands and acknowledges that the Company is a publicly traded company subject to the rules and regulations of the Securities and Exchange Commission, including but not limited to, “short swings” under Section 16 of the Securities Exchange Act of 1934, as amended; trading while in possession of inside information and outside any trading window established by the Company; as well as The Nasdaq Stock Market LLC or any other securities exchange or quotation system on which the Company’s securities are listed or quoted, as the case may be, and as such the Executive’s background is important to the Company’s continued good standing with these regulators, the representations contained in clause (iv) of this Section 10(a) are consistent with the Company’s efforts to maintain such good standing and any breach of clause (iv) would cause the Company material harm.

(b) The Executive understands and agrees to comply with all of the written rules and procedures governing employment with the Company, and any direct or indirect wholly or majority owned subsidiary of the Company, including but not limited to the Company’s Handbook in existing or as later adopted, written supervisory procedures, and any other employment, compliance, and/or supervisory documents the Company issues from time to time.

11. Severability. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement or the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

12. Entire Understanding. This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes and replaces all prior agreements and understandings, oral or written, statements and negotiations of the parties concerning the Executive’s employment with the Company. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement may not be modified or rescinded except by a written agreement signed by the Executive and by the chairperson of the Compensation Committee on behalf of the Company.

13. Notices. All notices under this Agreement shall be in writing and shall be: (a) delivered in person, (b) sent by e-mail, or (c) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or overnight express carrier, addressed in each case as set forth on the signature page hereto (or such other address as may be designated by the party by giving notice in accordance with this Section). All notices sent pursuant to the terms of this Agreement shall be deemed received: (i) if personally delivered, then on the date of delivery; (ii) if sent by e-mail before 2:00 p.m. local time of the recipient, on the day sent if a business day or if such day is not a business day or if sent after 2:00 p.m. local time of the recipient, then on the next business day; (iii) if sent by prepaid overnight, express carrier, on the next business day immediately following the day sent; or (iv) if sent by registered or certified mail, on the earlier of the fourth business day following the day sent or when actually received.

14. Consideration. Executive acknowledges that the Executive’s continued employment during the Term and the other compensation and benefits provided in this Agreement are sufficient compensation and consideration for purposes of entering into the restrictions and limitations provided herein, including, but not limited to, the restrictions and limitations set forth in Section 6.

15. Waiver. Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any time be deemed a waiver or relinquishment of such right or remedy.

16. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein. THE EXECUTIVE AND THE COMPANY EXPRESSLY WAIVE ANY RIGHT EITHER MAY HAVE TO A JURY TRIAL CONCERNING ANY CIVIL ACTION THAT MAY ARISE FROM THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES HERETO.

17. Independent Legal Counsel. By signing below, the Executive hereby acknowledges that (a) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any agreement or order to which Executive is party or bound, (b) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person, (c) this Agreement shall be the valid and binding obligation of Executive enforceable in accordance with its terms, (D) Executive has been advised by the Company and/or its counsel that, for purposes of the negotiation and drafting of this Agreement, counsel does not represent Executive, and (e) Executive has been advised by the Company to obtain independent legal counsel regarding this Agreement, including Section 6, and that the Executive has either obtained such advice or voluntarily chosen not to do so, and hereby waives any objections or claims the Executive may make resulting from any failure on the Executive’s part to obtain such advice.

18. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs, and expenses from the other party to the action or proceeding. For purposes of this Agreement, the “prevailing party” shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediation, judgment or otherwise, and “attorneys’ fees” shall include, without limitation, the reasonable out-of-pocket attorneys’ fees incurred in retaining counsel for advice, negotiations, suit, appeal or other legal proceeding, including mediation and arbitration.

19. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

20. No Conflicts. Because the Executive serves as the Company’s Chief Executive Officer and interim Chief Financial Officer and as Chairman of the Board, if any matter concerning the Executive is under consideration by the Board (collectively, “Conflict Matters”), the Executive shall recuse himself from participating in, voting on, or being present during any Board deliberation concerning such Conflict Matters. Conflict Matters may include, without limitation, any deliberation by the Board concerning the Executive’s individual compensation, reimbursements or benefits, individual economic interests (whether any long-term incentive compensation arrangements or otherwise), continued employment, or compliance with any terms, including, but not limited to, Sections 6 and 21 of this Agreement. The majority of the independent directors of the Board (the “Majority”) shall consider and act with respect to such Conflict Matters without the Executive’s participation as Chairman or Director. The Board may establish a committee of the Board in accordance with the Company’s constituent documents to handle all such Conflict Matters and/or may require the Executive to report to such a sub-committee in lieu of the full Board (and, in such event(s) only, such committee(s) shall be deemed to be the “Board” for purposes of this Agreement).

21. Cooperation. The Executive agrees that, during the term hereof, and for a period of 2 years after termination of the Executive’s employment, upon request from the Company, the Executive will cooperate with the Company in any investigation, action or proceeding (including for interviews, investigations, testimony, volunteering information and providing documents) that may be made or commenced by or against the Company that affect the Executive’s current or prior areas of responsibility, except if the Executive’s reasonable interests are adverse to the Company in such investigation, action or proceeding, as determined, in good faith, by the Board, which may resolve any conflicting interests by the appointment of Cumis counsel on such terms and conditions as the Board believes appropriate. The Company agrees that it shall reimburse the reasonable out of pocket costs and attorney fees the Executive actually incurs in connection with the Executive’s providing such assistance or cooperation to the Company, in accordance with the Company’s bylaws and standard policies and procedures as in effect from time to time, provided that the Executive shall have obtained prior written approval from the Board for any travel or legal fees and expenses incurred by the Executive in connection with his obligations under this Section 21.

22. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

23. Counterparts. This Agreement may be executed in multiple counterparts, all of which together shall constitute one and the same instrument.

24. Section 409A.

24.1 General Compliance. This Agreement is intended to comply with Internal Revenue Code Section 409A and guidance issued thereunder (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any nonqualified deferred compensation payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

24.2   Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with his termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Executive is determined to be a “specified employee” as defined in Section 409A(a)(2)(B)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the date of the Executive’s termination or, if earlier, on the Executive’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

24.3 Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (b) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (c) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

25. Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

26. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

EXECUTIVE

		By:	/s/ Nicholas Adler

		Name:	Nicholas Adler

Address:

Telephone:

Email:

LA ROSA HOLDINGS CORP.

BY:	/s/ Deana La Rosa

Name:	Deana La Rosa

Title:	Chief Operating Officer